As filed with the U.S. Securities and Exchange Commission on October 9, 2026.

Registration No. 333-298698

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 1

TO

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FINGERMOTION, INC.

(Exact name of registrant as specified in its charter)

Delaware	7372	46-4600326
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

700 S. Rosemary Ave., Ste 204

West Palm Beach, FL 33401

(347) 349-5339

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jolie Kahn, Esq.

Chief Executive Officer

FingerMotion, Inc.

700 S. Rosemary Ave., Ste 204

West Palm Beach, FL 33401

(561) 217-6379

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Jolie Kahn, Esq.

Chief Executive Officer

FingerMotion, Inc.

700 S. Rosemary Ave., Ste 204

West Palm Beach, FL 33401

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-1 (File No. 333-298698) of FingerMotion, Inc. (the “Registration Statement”) is being filed solely for the purpose of filing Exhibit 5.1, the opinion of counsel as to the legality of the securities being registered. No other change is made to the Registration Statement.

This Amendment does not contain a prospectus. The prospectus included in the Registration Statement, as filed with the Securities and Exchange Commission on September 1, 2026, is unchanged by this Amendment and is incorporated herein by reference. This Amendment does not amend or restate the prospectus, Part II of the Registration Statement (other than Item 16, Exhibits, solely to reflect the filing of Exhibit 5.1 and the related consent), or any other exhibit previously filed.

Accordingly, this Amendment consists only of the facing page, this explanatory note, the amended exhibit index, the signature page, and Exhibit 5.1 filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS

The following exhibit is filed as part of this Amendment. All other exhibits previously filed with, or incorporated by reference into, the Registration Statement remain unchanged and are incorporated herein by reference.

Exhibit No.	Description
5.1	Opinion of Jolie Kahn, Esq. as to the legality of the securities being registered (filed herewith).
23.2	Consent of counsel (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on October 9, 2026.

FINGERMOTION, INC.

By:	/s/ Jolie Kahn
Jolie Kahn
Chief Executive Officer
(Principal Executive Officer) and Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jolie Kahn	Chief Executive Officer (Principal Executive Officer) and Director	October 9, 2026
Jolie Kahn

Christopher Polimeni*	Principal Financial Officer and Principal Accounting Officer	October 9, 2026

Yew Poh Leong*	Director	October 9, 2026

Hsien Loong Wong*	Director	October 9, 2026

Eng Ho Ng*	Director	October 9, 2026

Tuck Seng Low*	Director	October 9, 2026

Yang Yeat Choe*	Director	October 9, 2026

* By power of attorney. The power of attorney included on the signature page of the Registration Statement filed on September 1, 2026 appoints Jolie Kahn as attorney-in-fact, with full power of substitution, to sign any and all amendments to the Registration Statement. Confirm the remaining signatories against that signature page before EDGAR submission and insert their names.